UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 1, 2006 (March 1, 2006)
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Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
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(Exact name of registrant as specified in its charter)

California               000-20862            33-0309110
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(State or other jurisdiction      (Commission File Number)       (IRS Employer
of incorporation)                                    Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California             91730
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(Address of principal executive offices)                                                 (Zip Code)

(909) 987-0177
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(Registrant’s telephone number, including area code)

Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 1, 2006, Norman Morales, President and Chief Executive Officer of Vineyard National Bancorp (the "Company"), entered into a written trading plan to sell a nominal amount of shares of the Company’s stock owned by him. Morales is also a director of the Company. The purpose of the plan is to provide some diversity to Morales’ investment portfolio for estate planning purposes. Morales currently owns 310,900 shares of the Company’s common stock. The trading plan, which was adopted under Securities Exchange Act Rule 10b5-1, will enable Morales to sell 3,000 shares of the Company’s stock on the fifteenth (15th) of each month starting on March 15, 2006, for an aggregate of 36,000 shares over the next twelve months.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: March 1, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer